Exhibit 99.1

ASAP.com, the On-Demand Delivery Brand for Waitr Holdings Inc., Reports Third Quarter 2022 Results
LAFAYETTE, LA, November 9, 2022 — ASAP.com, the on-demand delivery brand for Waitr Holdings Inc. (Nasdaq: WTRH) (“ASAP” or the “Company”), today reported financial results for the third quarter of 2022.
Third Quarter 2022 Highlights
•Revenue for the third quarter of 2022 was $25.1 million, compared to $43.4 million for the third quarter of 2021. For the nine months ended September 30, 2022, revenue was $91.4 million, compared to $143.5 million for the nine months ended September 30, 2021. The decline in revenue was primarily a result of lower order volumes driven by the highly competitive environment of the delivery business, partially offset by revenue from our third-party payment processing referral services operations.
•Net loss for the third quarter of 2022 was $73.5 million, or a loss of $0.40 per share, compared to net income of $12.3 million in the third quarter of 2021, or $0.09 per share. Net loss for the third quarter of 2022 included a $53.9 million non-cash goodwill impairment charge mainly due to the continued decline in our stock price and market capitalization through September 30, 2022. Net income for the third quarter of 2021 included a $16.7 million adjustment for the change in estimate of a medical contingency.
•Adjusted EBITDA1 for the third quarter of 2022 was a loss of $4.7 million, compared to Adjusted EBITDA of $3.1 million for the third quarter of 2021. Approximately $0.5 million of the loss for the third quarter of 2022 is from an increase to an insurance reserve.
•As of September 30, 2022, cash on hand was $20.1 million.
•As of September 30, 2022, approximately 2,900 merchants are using third-party payment processing services referred by ASAP, an increase of approximately 80% through the nine months ended September 30, 2022.

Macroeconomic factors, including inflation, higher gas prices and competition, continued to impact our markets and order volumes during the third quarter of 2022. In response, we have focused our efforts on certain initiatives to improve revenue, operating income and cash positions, including our comprehensive rebranding, consolidation of our technology platforms into a single application and cost reductions where appropriate.
In August 2022, we initiated our rebranding initiative and introduced our new “deliver anything ASAP” business model, expanding our food-delivery services to a broader array of products. Among our new business expansions is the Company’s proprietary in-stadium ordering technology, which allows fans to avoid the typical long lines at stadium concession areas. We have secured exclusive in-stadium mobile ordering agreements with MetLife Stadium, the New York Giants, the New York Jets, the New Orleans Saints, the University of Alabama, and Louisiana State University. Additionally, we secured a mobile ordering agreement with the Florida Panthers, the first arena deal for the Company with a National Hockey League team. During the third quarter of 2022, we also entered into a partnership with FoodBoss, an industry leading online food delivery search engine. In 2022, our traditional core payments business has more than doubled. We plan to continue to build on our ancillary revenue streams with the goal to diversify the Company beyond third-party food delivery, including offering merchant processing solutions.
On October 20, 2022, we reconvened our special meeting of stockholders, whereby the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock, within a set range, without reducing the authorized number of shares of Company common stock, if and when determined by the Company’s board of directors in its sole discretion.
1Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net (loss) income to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.

On November 2, 2022, the board adopted resolutions approving the reverse stock split at a reverse stock split ratio of 1:20. It is expected that the reverse stock split will occur on or prior to 11:59 pm Eastern Time on November 21, 2022.
Trading of the Company’s common stock on the Nasdaq Capital Market is expected to continue on a split-adjusted basis as of the opening of trading hours on November 22, 2022. Additionally, in connection with the Company's previously announced rebranding, it is expected that the Company's common stock will begin trading on the Nasdaq Capital Market under the new trading symbol “ASAP.”
Third Quarter 2022 Key Business Metrics
•Average Daily Orders were 14,156 for the third quarter of 2022 and 18,346 for the nine months ended September 30, 2022.
•Active Diners as of September 30, 2022 were approximately 1.2 million.
•Cash on hand was approximately $14.7 million as of November 3, 2022.
Third Quarter 2022 Earnings Conference Call
The Company will host a conference call to discuss third quarter 2022 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (866) 575-6539, or for international callers (323) 794-2590. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 7417861. The replay will be available until November 16, 2022.
About ASAP
ASAP, the on-demand delivery brand for Waitr Holdings Inc., is an online ordering technology platform using the “deliver anything ASAP” model making it easy to order food, alcohol, convenience, grocery, flowers, auto parts and more at your fingertips and get them delivered ASAP. ASAP’s proprietary in-stadium mobile ordering technology now provides an enhanced fan experience at sports and entertainment venues, allowing fans to place orders from their favorite in-stadium concessions, directly from their seats. Additionally, the ASAP.com platform facilitates access to third parties that provide payment processing solutions for restaurants and other merchants. It provides a convenient way to discover, order and receive a wide variety of on-demand products – ASAP. As of September 30, 2022, ASAP.com operates in approximately 1,000 cities throughout the United States.
Cautionary Note Concerning Forward-Looking Statements
This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives, debt pay-down and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “strategy,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “goal,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will be set forth in Waitr’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022, which will be filed with the SEC on November 9, 2022, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.

Contacts:
Investors
WaitrIR@icrinc.com

WAITR HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE	$25,141	$43,448	$91,352	$143,545
COSTS AND EXPENSES:
Operations and support	13,457	25,043	49,719	86,654
Sales and marketing	8,263	4,965	21,489	13,481
Research and development	935	1,310	3,488	3,163
General and administrative	7,762	10,843	31,520	33,534
Depreciation and amortization	3,599	3,070	9,664	8,952
Goodwill impairment	53,898	—	121,088	—
Intangible and other asset impairments	—	186	—	186
(Gain) loss on disposal of assets	55	11	(33)	170
TOTAL COSTS AND EXPENSES	87,969	45,428	236,935	146,140
LOSS FROM OPERATIONS	(62,828)	(1,980)	(145,583)	(2,595)
OTHER (INCOME) EXPENSES AND (GAINS) LOSSES, NET
Interest expense	1,198	1,751	4,363	5,333
Other (income) expense	9,422	(16,006)	12,356	(10,907)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(73,448)	12,275	(162,302)	2,979
Income tax expense	14	25	47	82
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(73,462)	$12,250	$(162,349)	$2,897
INCOME (LOSS) PER SHARE:
Basic	$(0.40)	$0.10	$(0.98)	$0.02
Diluted	$(0.40)	$0.09	$(0.98)	$0.02
Weighted average shares used to compute net income (loss) per share:
Weighted average common shares outstanding – basic	183,766,396	119,823,181	166,086,439	115,961,454
Weighted average common shares outstanding – diluted	183,766,396	130,167,296	166,086,439	128,279,820

WAITR HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$20,118	$60,111
Accounts receivable, net	3,102	3,027
Capitalized contract costs, current	1,490	1,170
Prepaid expenses and other current assets	5,180	8,706
TOTAL CURRENT ASSETS	29,890	73,014
Property and equipment, net	2,180	3,763
Capitalized contract costs, noncurrent	3,496	3,183
Goodwill	9,536	130,624
Intangible assets, net	41,447	43,126
Operating lease right-of-use assets	3,244	4,327
Other noncurrent assets	858	1,070
TOTAL ASSETS	$90,651	$259,107
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$4,545	$7,018
Restaurant food liability	1,661	3,327
Accrued payroll	1,370	2,988
Short-term loans for insurance financing	1,224	3,142
Income tax payable	121	74
Operating lease liabilities	1,175	1,581
Other current liabilities	18,483	19,309
TOTAL CURRENT LIABILITIES	28,579	37,439
Long term debt - related party	55,941	81,977
Accrued medical contingency	—	53
Operating lease liabilities, net of current portion	2,276	3,034
Other noncurrent liabilities	20	2,115
TOTAL LIABILITIES	86,816	124,618
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	20	15
Additional paid in capital	535,299	503,609
Accumulated deficit	(531,484)	(369,135)
TOTAL STOCKHOLDERS’ EQUITY	3,835	134,489
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$90,651	$259,107

WAITR HOLDINGS INC.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(162,349)	$2,897
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Non-cash interest expense	1,417	1,948
Induced conversion expense related to Notes	9,499	—
Stock-based compensation	4,588	6,100
(Gain) loss on disposal of assets	(33)	170
Depreciation and amortization	9,664	8,952
Goodwill impairment	121,088	—
Intangible and other asset impairments	—	186
Amortization of capitalized contract costs	930	686
Change in estimate of accrued medical contingency	—	(16,715)
Change in fair value of contingent consideration liability	(551)	—
Other	(80)	(93)
Changes in assets and liabilities:
Accounts receivable	(75)	583
Capitalized contract costs	(1,563)	(1,749)
Prepaid expenses and other current assets	3,526	16
Other noncurrent assets	229	(311)
Accounts payable	(2,473)	373
Restaurant food liability	(1,666)	(903)
Income tax payable	47	(38)
Accrued payroll	(1,618)	(3,389)
Accrued medical contingency	(53)	(218)
Other current liabilities	(3,054)	1,032
Other noncurrent liabilities	826	(102)
Net cash used in operating activities	(21,701)	(575)
Cash flows from investing activities:
Purchases of property and equipment	(224)	(717)
Internally developed software	(6,335)	(6,432)
Purchase of domain names	(27)	—
Acquisitions, net of cash acquired	—	(25,435)
Proceeds from sale of property and equipment	56	21
Net cash used in investing activities	(6,530)	(32,563)
Cash flows from financing activities:
Proceeds from issuance of stock	10,266	7,900
Payments on long-term loan	(20,000)	(14,472)
Borrowings under short-term loans for insurance financing	2,811	5,209
Payments on short-term loans for insurance financing	(4,729)	(5,605)
Payments on acquisition loans	—	(178)
Payments on finance lease obligation	(4)	—
Proceeds from exercise of stock options	—	12
Taxes paid related to net settlement on stock-based compensation	(106)	(932)
Net cash used in financing activities	(11,762)	(8,066)
Net change in cash	(39,993)	(41,204)
Cash, beginning of period	60,111	84,706
Cash, end of period	$20,118	$43,502
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,946	$3,385
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes to stock	$16,949	$—
Stock issued as consideration in acquisition	—	13,724
Noncash impact of operating lease assets upon adoption	—	5,833
Noncash impact of operating lease liabilities upon adoption	—	6,232

WAITR HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE
ADJUSTED EBITDA
(In thousands)
(Unaudited)
Adjusted EBITDA is not required by, nor presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net (loss) income adjusted to exclude interest expense, income taxes, depreciation and amortization expense, goodwill impairment, stock-based compensation expense, (gain) loss on disposal of assets, intangible and other asset impairments, induced conversion expense related to Notes, change in fair value of contingent consideration liability, medical contingency change in estimate, acquisition transaction related expenditures and other non-recurring adjustments and accrued legal contingency and reserve. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of goodwill impairment and stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net (loss) income or other performance measures derived in accordance with GAAP. A reconciliation of net (loss) income to Adjusted EBITDA is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
NET (LOSS) INCOME	$(73,462)	$12,250	$(162,349)	$2,897
Interest expense	1,198	1,751	4,363	5,333
Income taxes	14	25	47	82
Depreciation and amortization expense	3,599	3,070	9,664	8,952
Goodwill impairment	53,898	—	121,088	—
Stock-based compensation expense	1,338	1,635	4,588	6,100
(Gain) loss on disposal of assets	55	11	(33)	170
Intangible and other asset impairments	—	186	—	186
Induced conversion expense related to Notes	8,569	—	9,499	—
Change in fair value of contingent consideration liability	(655)	—	(551)	—
Medical contingency change in estimate	—	(16,715)	—	(16,715)
Transaction related expenditures and other non-recurring adjustments	776	855	2,812	2,159
Accrued legal contingency and reserve	—	—	800	4,700
ADJUSTED EBITDA	$(4,670)	$3,068	$(10,072)	$13,864

WAITR HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED NET LOSS AND
ADJUSTED LOSS PER DILUTED SHARE
(In thousands, except share and per share data)
(Unaudited)

Adjusted net loss and adjusted loss per diluted share are not required by, nor presented in accordance with, GAAP. We define adjusted loss per diluted share as adjusted net loss divided by our weighted average common shares outstanding - diluted. Adjusted net loss is calculated as net loss plus goodwill impairment, induced conversion expense related to Notes, change in fair value of contingent consideration liability, medical contingency change in estimate, acquisition transaction related expenditures and other non-recurring adjustments and accrued legal contingency and reserve. We use these non-GAAP financial measures because we believe they facilitate period to period comparisons of operating performance, by excluding potential differences primarily caused by non-recurring items. Goodwill impairment, induced conversion expense related to Notes, change in fair value of contingent consideration liability, medical contingency change in estimate, acquisition transaction related expenses and accrued legal contingency and reserve are considered non-recurring items. Adjusted net loss and adjusted loss per diluted share are not measurements of our financial performance under GAAP and should not be considered as an alternative to net loss or loss per share or other performance measures derived in accordance with GAAP. A reconciliation of net (loss) income to adjusted net loss, along with adjusted loss per diluted share, is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(73,462)	$12,250	$(162,349)	$2,897
Goodwill impairment	53,898	—	121,088	—
Induced conversion expense related to Notes	8,569	—	9,499	—
Change in fair value of contingent consideration liability	(655)	—	(551)	—
Medical contingency change in estimate	—	(16,715)	—	(16,715)
Transaction related expenditures and other non-recurring adjustments	776	855	2,812	2,159
Accrued legal contingency and reserve	—	—	800	4,700
Adjusted net loss	$(10,874)	$(3,610)	$(28,701)	$(6,959)
Weighted average common shares outstanding - diluted	183,766,396	130,167,296	166,086,439	128,279,820
Adjusted loss per diluted share	$(0.06)	$(0.03)	$(0.17)	$(0.05)